EXHIBIT 3 (d)


                         BY-LAWS OF
                  UNITED MOBILE HOMES, INC.

                          ARTICLE I

                           OFFICES

       Section   1.   Registered  Office  and  Agent.    The
registered  office of the Corporation in the  State  of  New
Jersey  is  at Juniper Business Plaza, 3499 Route  9  North,
Suite 3-C, Freehold, New Jersey 07728.

      The registered agent of the Corporation at such office is Eugene W. Landy, Esquire.

     Section 2. Principal Place of Business. The principal place of business of the Corporation is Juniper Business
Plaza,  3499 Route 9 North, Suite 3-C, Freehold, New  Jersey
07728.

      Section  3.   Other  Places of  Business.   Branch  or
subordinate places of business or offices may be established at any time by the Board at any place or places where the Corporation is qualified to do business.

                         ARTICLE II

                            SEAL

     The Corporation shall have a seal of duly approved form and design, an impression of which is affixed hereto.

                         ARTICLE III

                   SHAREHOLDERS' MEETINGS

      Section 1. Annual Meeting. The annual meeting of shareholders shall be held at 4:00PM Eastern Time on the third Tuesday of the month of May of each year at its principal office, Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey, or at such other time and place as shall be specified in the notice of meeting, in order to elect directors and transact such other business as shall come before the meeting. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day. (Amended February 13,
1986)

      Section 2. Special Meetings. A special meeting of shareholders may be called for any purpose by the President or the Board or, upon petition of 10% of the shareholders to the Board of Directors, a special meeting of the shareholders will be ordered. (Amended November 21, 1991)

      Section 3. Quorum. The presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes shall constitute a quorum.

      Section 4. Notice of Meetings. A written or printed notice of each annual or special meeting of the shareholders of the Corporation, signed by the President or Vice-President or Secretary, which shall state the time, place and purpose or purposes of such meeting, shall be delivered personally or by mail, not less than ten (10) days nor more than sixty (60) days before the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be directed to the shareholder at his address as it appears on the stock book, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Any shareholder may at any time by a duly signed statement in writing to that effect waive any statutory or other notice of any meeting, whether such statement be signed before or after such meeting.

       Section 5. Voting. At all meetings of the shareholders, each shareholder entitled to vote, and present at the meeting in person or by proxy, shall be entitled to one vote for each full share of capital stock of the Corporation entitled to vote and standing registered in his name at the time of such voting; and the vote of the holders of a majority of the stock present and entitled to vote at any such meeting of the shareholders shall control on any question brought before such meeting. The Board of Directors may designate a date as the record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof. Such date shall not be less than ten (10) nor more than sixty (60) days before the date of such meeting.

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       Section  6.   Proxies.   Any  shareholder  of  record
entitled to vote may be represented at any regular or special meeting of the shareholders by a duly appointed
proxy.   All  proxies shall be written and properly  signed,
but shall require no other attestation, and shall be filed with the Secretary of the meeting before being voted.

     Section 7. Officers of Meetings. The President of the Corporation, if present, shall preside at all meetings of shareholders; in his absence the Vice-President of the Corporation, if present, shall preside. The Secretary of the Corporation shall, if present, act as secretary of all meetings of the shareholders. In his absence a temporary secretary for that particular meeting shall be elected. The Secretary of the shareholders' meeting shall keep a faithful record of the proceedings of such meetings, and, if not the Secretary of the Corporation, shall immediately turn over such record to the Secretary of the Corporation.

                         ARTICLE IV

                     BOARD OF DIRECTORS

     Section 1. Number and Term of Office. The Board shall consist of 8 members. Each director shall be elected by the shareholders at each annual meeting and shall hold office until the next annual meeting of shareholders and until that directors' successor shall have been elected and qualified. (Amended June 18, 1985; further amended November 21, 1991; further amended February 13, 1992).

     Section 2. Regular Meetings. A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholders' meeting for the purposes of election of officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.

     Section 3. Special Meetings. A special meeting of the Board may be called at any time by the President or by any two Directors for any purpose. Such meeting shall be held upon three (3) days notice if given orally, (either by

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telephone  or in person), or by telegraph, or  by  five  (5)
days  notice if given by depositing the notice in the United
States mails, postage prepaid. Such notice shall specify the time and place of the meeting.

      Section 4. Action Without Meeting. The Board may act without a meeting if, prior or subsequent to such action, each member of the Board shall consent in writing to such action. Such written consent or consents shall be filed in the minute book.

      Section 5. Quorum. A majority of the entire Board shall constitute a quorum for the transaction of business.

      Section 6. Vacancies in Board of Directors. Any vacancy in the Board, including a vacancy caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board, or by a sole remaining director.

                          ARTICLE V

                      WAIVERS OF NOTICE

       Any notice required by these By-Laws, by the Certificate of Incorporation, or by the New Jersey Business Corporation Act may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.

                         ARTICLE VI

                          OFFICERS

     Section 1. Election. At its regular meeting following the annual meeting of shareholders, the Board shall elect a president, a treasurer, a secretary, and it may elect such other officers, including one or more vice-presidents, as it shall deem necessary. One person may hold two or more offices.
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     Section 2.  Duties and Authority of the President.  The
President shall be the Chief Executive Officer of the Corporation. Subject only to the authority of the Board, he
shall   have  general  charge  and  supervision  over,   and
responsibility  for,  the  business  and  affairs   of   the
Corporation.   Unless otherwise directed by the  Board,  all
other officers shall be subject to the authority and supervision of the President. The President may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of
business   which   are  authorized,  either   generally   or
specifically, by the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation.

      Section 3. Duties and Authority of Vice-President. The Vice-President shall perform such duties and have such authority as from time to time may be delegated to him by the President or the Board. In the absence of the President or in the event of his death, inability, or refusal to act, the Vice-President shall perform the duties and be vested with the authority of the President.

      Section 4. Duties and Authority of Treasurer. The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The Treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the President or the Board.

      Section 5. Duties and Authority of Secretary. The Secretary shall cause notices of all meetings to be served as prescribed in these By-Laws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the Board. The Secretary shall have charge of the seal of the Corporation. The Secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the President or the Board.

      Section 6. Indemnification. Every officer, director or employee of United Mobile Homes, Inc. or its wholly-owned subsidiaries shall be indemnified against expenses

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and liabilities in connection with said persons' efforts  on behalf  of  United  Mobile Homes, Inc. or  its  wholly-owned
subsidiaries,   and   a  condition  of   the   directorship,
employment  or  agency of its officers and agents,  is  that
said   persons   be  granted  the  fullest  protection   and
indemnification  available  under  N.J.S.A.  14A:305.    The
purpose of this resolution is to require indemnification where United Mobile Homes, Inc. has the power to grant indemnification where authorized in a specific case, upon a determination that indemnification is proper under the circumstances in accordance with the provision of N.J.S.A. 14A:305.

      Section 7. Every officer shall perform such duties as the Board of Directors may from time to time require, and the Board of Directors may likewise appoint such other officers as may in its discretion be necessary for the transaction of the business of the Corporation, with such powers and duties as it may confer and impose. Should any vacancy occur among the officers by death, resignation, or otherwise, the same shall be filled by the Board of Directors by a majority vote, at any regular or special meeting called for that purpose.

                         ARTICLE VII

                        CAPITAL STOCK

      Section 1. Certificates. Certificates of stock shall be signed by the President or Vice-President, and countersigned by the Secretary or Treasurer and sealed with the seal of the Corporation. Each certificate of stock shall plainly state upon the face thereof the number of shares of the class which it represents. All certificates exchanged or returned to the Corporation shall be marked "cancelled" by the Secretary, with the date of cancellation.

     Section 2.  Transfers.  All transfers of stock shall be
made  upon  the  books  of  the  Corporation,  and  must  be
accompanied   by   the  surrender  of  the   duly   endorsed
certificate representing the stock transferred.

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                        ARTICLE VIII

                          DIVIDENDS

     Section 1. Dividends. Dividends shall be declared and paid at such times and in such amounts as the Board of Directors may in their absolute discretion determine and designate, subject to the restrictions and limitations imposed by the Certificate of Incorporation and By-Laws.

                         ARTICLE IX

            AMENDMENTS TO AND EFFECT OF BY-LAWS;
          CALENDAR YEAR (Amended November 21, 1991)

     Section 1. Force and Effect of By-Laws. These By-Laws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation's Certificate of Incorporation, as it may be amended from time to time. If any provision in these By-Laws is inconsistent with a provision in that Act or the Certificate of Incorporation, the provision of that Act or the Certificate of Incorporation shall govern.

      Section 2. Amendments to By-Laws. These By-Laws may be altered, amended or repealed by the shareholders or the Board. Any by-law adopted, amended or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such by-law expressly reserves to the shareholders the right to amend or repeal it.

      Section 3.  Calendar Year.  The calendar year  of  the
Corporation shall begin on the first day of January of each year. (Amended November 21, 1991)

                          ARTICLE X

  AMENDMENTS TO AND EFFECT OF CERTIFICATE OF INCORPORATION

     Section 1. Amendments to Certificate of Incorporation. Amendments may be made to the Company's Certificate of Incorporation by the affirmative vote of two-thirds of the votes cast by the holders of shares entitled to vote thereon. (Amended November 21, 1991)

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